UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2018 (November 20, 2018)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On November 20, 2018, On Track Innovations Ltd. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Meeting”).  The final results of the shareholder voting at the Meeting are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the Summary Compensation Table appearing in the Company’s Definitive Proxy Statement on Schedule 14A for the Meeting filed with the Securities and Exchange Commission on October 15, 2018 (the “Proxy Statement”) pursuant to Item 402 of Regulation S-K. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
4,368,013	666,118	426,997	23,203,366

A majority of ordinary shares of shareholders who are non-controlling shareholders nor having a personal interest in the said resolution is included in the majority specified above.

Proposal No. 2 —Approval of Salary Increase to Mr. Shlomi Cohen.

The shareholders approved the salary increase to Mr. Shlomi Cohen as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
3,957,696	1,350,262	153,170	23,203,366

A majority of ordinary shares of shareholders who are non-controlling shareholders nor having a personal interest in the said resolution is included in the majority specified above.

Proposal No. 3 — Appointment of Auditors.

The shareholders approved the appointment of Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm until the 2019 annual meeting of shareholders, and the authorization of the Board, upon the recommendation of the Company's Audit Committee, to determine their remuneration in accordance with the volume and nature of their services. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
27,407,427	580,966	676,101	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 21, 2018	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

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